UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

KELLY SERVICES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN	48084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 362-4444

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 11, 2010, Kelly Services, Inc. (the “Company”) announced that it had sold 1,576,169 shares of the Company’s Class A common stock to Temp Holdings Co. Ltd. (“Temp Holdings”), a leading integrated human resources services company in Japan. The shares were sold in a private transaction at $15.42 per share, which was the average of the closing prices of the Class A common stock for the five days from May 3, 2010 through May 7, 2010, and represent 4.8 percent of the outstanding Class A shares after the completion of the sale. The gross proceeds received by the Company were $24,304,526.

The private transaction and issuance of shares to Temp Holdings was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of the Securities and Exchange Commission.

A copy of the press release is attached as exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transaction described above, the Company has agreed to elect a representative of Temp Holdings, Mr. Toshio Saburi, Executive Director of Temp Holdings, as a member of the Board of Directors of the Company at the organization meeting of the Board of Directors to be held on May 12, 2010. The Company does not presently expect that Mr. Saburi will serve on any of the committees of the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated May 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: May 12, 2010

/s/ Daniel T. Lis
Daniel T. Lis
Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 11, 2010

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